Exhibit 4.3

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE LGL GROUP, INC.’S PROSPECTUS DATED [    ], 2017 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS INC., THE INFORMATION AGENT, BY TELEPHONE ((855) 793-5068) OR EMAIL (SHAREHOLDER@BROADRIDGE.COM).

The LGL Group, Inc.

Incorporated under the laws of the State of Delaware

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Shares of Common Stock of The LGL Group, Inc.

Subscription Price: $[            ] per whole share of Common Stock

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE

5:00 P.M., EASTERN TIME, ON [    ], 2017, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to subscribe for and purchase one-half of a share of common stock, par value $0.01 per share (the “Common Stock”), of The LGL Group, Inc., a Delaware corporation, at a subscription price (the “Subscription Price”) of $[            ] per whole share of Common Stock (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of The LGL Group, Inc. Subscription Rights Certificate” accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Over-Subscription Shares”), any Rights holder that exercises its Basic Subscription Right in full (other than those subscription rights to acquire less than one whole share of Common Stock, which cannot be exercised) may purchase a number of Over-Subscription Shares (the “Over-Subscription Right”) pursuant to the terms and conditions of the Rights Offering, as described in the Prospectus. The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions for Use of The LGL Group, Inc. Subscription Rights Certificate” that accompany this Subscription Rights Certificate.

The undersigned acknowledges that the number of shares that the undersigned may obtain by subscribing for shares in the Rights Offering cannot be determined until the expiration of the offering period, as described in the Prospectus.

This Subscription Rights Certificate is not valid unless countersigned by Broadridge Corporate Issuer Solutions Inc., as the subscription agent, and registered by the registrar.

Witness the signatures of the duly authorized officers of The LGL Group, Inc.

Dated:

Chief Executive Officer	Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

By mail:	By hand delivery or overnight courier, excluding U.S. Postal Service:

Broadridge Corporate Issuer Solutions Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0693 (855) 793-5068 (toll free)	Broadridge Corporate Issuer Solutions Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717 (855) 793-5068 (toll free)

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To invest and purchase shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To invest and purchase shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 3 below. To the extent your investment exceeds Shares that you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to under the Basic Subscription Right or Over-Subscription Right, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your Rights, or a certificate representing unexercised Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the rights offering and I hereby irrevocably invest the amount indicated under Form 1 above on the terms and conditions specified in the Prospectus. This Form 3 must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

I apply for:	shares	x	$[ ]	=	$
	(no. of new shares of Common Stock)		(Subscription Price)		(amount enclosed)
(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT If you have exercised your Basic Subscription Right in full and wish to purchase additional shares of Common Stock pursuant to your Over-Subscription Right:
I apply for:	shares	x	$[ ]	=	$
	(no. of new shares of Common Stock)		(Subscription Price)		(amount enclosed)

Signature
(c) Total Amount of Payment Enclosed = $						Guaranteed:
(Name of Bank or Firm)

METHOD OF PAYMENT (CHECK ONE)						By:
(Signature of Officer)

☐   Check or bank draft payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for The LGL Group, Inc.”

☐   Wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering to Wells Fargo (420 Montgomery Street, San Francisco, CA 94104), for credit to for Broadridge Corporate Issuer Solutions, Inc., ABA No. 121000248, further credit to Account Number 4124218686, with reference to the Rights holder’s name.

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF THE LGL GROUP, INC. SUBSCRIPTION RIGHTS CERTIFICATE, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS INC., THE INFORMATION AGENT, BY TELEPHONE ((855) 793-5068) OR EMAIL (SHAREHOLDER@BROADRIDGE.COM).